Exhibit 1.1
EXECUTION VERSION

NORTHSTAR REALTY FINANCE CORP.
45,000,000 SHARES OF COMMON STOCK
UNDERWRITING AGREEMENT
September 3, 2014
Deutsche Bank Securities Inc.
UBS Securities LLC
As Representatives of the several Underwriters named in Schedule I hereto

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

c/o UBS Securities LLC
299 Park Avenue
New York, NY 10171

Ladies and Gentlemen:
NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), and Deutsche Bank Securities Inc., in its capacity as agent for the Forward Counterparty (as defined below) (in such agency capacity, the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with Deutsche Bank Securities Inc. and each of the several Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Deutsche Bank Securities Inc. and UBS Securities LLC are acting as representatives (in such capacity, the “Representatives”) on the terms set forth herein, with respect to (i) the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of common stock, $0.01 par value, of the Company (the “Common Stock”) set forth opposite the names of the Underwriters in Schedule I hereto under the heading “Number of Company Initial Shares To Be Purchased” (the “Company Initial Shares”), (ii) subject to Section 19 hereof, the sale by the Forward Seller (as agent for the Forward Counterparty) and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto under the heading “Number of Borrowed Initial Shares To Be Purchased” (such number of shares of Common Stock being equal to the “Borrowed Initial Shares” (which are the initial shares delivered by the Forward Seller (as agent for the Forward Counterparty)) plus the Company Top-Up Initial Shares (as defined in Section 19 hereof)), and (iii) subject to Section 19 hereof, the grant by the Forward Seller (as agent for the Forward Counterparty) to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 6,750,000 additional shares of Common Stock (the “Option Shares” and the number of Option Shares delivered by the Forward Seller (as agent for the Forward Counterparty), the “Borrowed Option Shares”).

The Company Initial Shares, the Borrowed Initial Shares and any Company Top-Up Initial Shares are herein referred to collectively as the “Initial Shares.” The Borrowed Option Shares and any Company Top-Up Option Shares (as defined in Section 19 hereof) are herein referred to collectively as the “Option Shares.” The Company Initial Shares, any Company Top-Up Initial Shares and any Company Top-Up Option Shares are herein referred to collectively as the “Company Shares.” The Initial Shares and the Option Shares are herein referred to collectively as the “Shares.”
As used herein, “Forward Sale Agreement” means the letter agreement, dated the date hereof, between the Company and Deutsche Bank AG, London Branch (the “Forward Counterparty”), relating to the forward sale by the Company of a number of shares of Common Stock equal to the number of Borrowed Initial Shares and Borrowed Option Shares sold by the Forward Seller to the Underwriters pursuant to this Agreement, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement).
The Company understands that the Underwriters propose to make a public offering of the Shares on the terms set forth herein as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered, it being understood that the Company, the Forward Counterparty, the Forward Seller and the Underwriters will determine the public offering price per share for the Shares on the first business day after the date the Agreement has been executed and delivered. The Company has filed an automatic shelf registration statement on Form S-3 (No. 333-186743), as amended by Post-Effective Amendment No. 1 thereto, in each case, including a prospectus, with the Securities and Exchange Commission (the “Commission”) for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), each of which became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the Securities Act at such time and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act Regulations to be a part of such registration statement, is hereinafter called the “Registration Statement.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Each preliminary prospectus (including each preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”)) is hereinafter called a “Preliminary Prospectus.” The term “Prospectus” means the final prospectus relating to the Shares, as first filed with the Commission pursuant to Rule 424(b), and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. Any reference herein to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented as of the date hereof, (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package, and (iv) the public offering price per share set forth on the cover of the Prospectus.
No later than 9:30 A.M., New York City Time, on the date immediately following the date hereof, the Representatives shall notify the Company in writing (which shall include electronic mail sent by the Representatives or the Underwriters’ counsel and received by the Company and the Company’s counsel) of the date and time of the first contract of sale of the Shares by the Underwriters in the offering contemplated herein (such date and time referred to herein as the “Applicable Time”).
The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations (“Rule 433”).
The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations (“Rule 405”).
The term “Material Adverse Effect” or “Material Adverse Change” means any material adverse effect on, or change with respect to, the assets, business operation, earnings, prospects, properties or financial condition, present or prospective, of the Company and its Subsidiaries (as defined in Section 3(a)(ii) below) taken as a whole.
All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.
1.Sale and Purchase.
(a)    Initial Shares.    Upon the basis of the warranties and representations and other terms and conditions herein set forth, (i) the Company agrees to sell to the Underwriters the Company Initial Shares and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of Company Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto under the heading “Company Initial Shares To Be Purchased”, and (ii) each of the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Initial Shares) and the Company (with respect to any Company Top-Up Initial Shares), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Initial Shares) and the Company (with respect to any Company Top-Up Initial Shares) that number of

Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto under the heading “Borrowed Initial Shares To Be Purchased” plus, in each case, any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares, in each case, at the purchase price per share of Common Stock of $17.95.
(b)    Option Shares.     In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, each of the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Option Shares) and the Company (with respect to the Company Top-Up Option Shares) hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Option Shares) and the Company (with respect to the Company Top-Up Option Shares) all or any part of the Option Shares, plus any additional number of Option Shares that such Underwriter may be obligated to purchase pursuant to the provisions of Section 8 hereof, at the purchase price per share set forth in paragraph (a) above, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period upon written notice by the Representatives to the Forward Counterparty, the Forward Seller and the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Closing Time (as defined below). The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares then being purchased as the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(c)    If (i) any of the conditions to effectiveness of the Forward Sale Agreement set forth therein have not been satisfied (A) with respect to the Initial Shares, at the Closing Time and (B) with respect to the Option Shares, a Date of Delivery; (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to (A) with respect to the Initial Shares, the Closing Time and (B) with respect to the Option Shares, the Date of Delivery; or (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to (A) with respect to the Initial Shares, the Closing Time and (B) with respect to the Option Shares, the Date of Delivery; (clauses (i) through (iii), together, the “Conditions”), the Forward Counterparty, in its sole discretion, may elect not to borrow, and may cause the Forward Seller (as agent for the Forward Counterparty), not to deliver for sale to the Underwriters the Borrowed Initial Shares or the Borrowed Option Shares, as applicable, deliverable by the Forward Seller (as agent for the Forward Counterparty) hereunder.

2.    Payment and Delivery.
(a)    Initial Shares.    The Initial Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Initial Shares) or the Company (with respect to the Company Initial Shares and any Company Top-Up Initial Shares) shall be delivered by or on behalf of the Forward Seller or the Company, as the case may be, to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Forward Seller (with respect to the Borrowed Initial Shares) or by the Company (with respect to the Company Initial Shares and any Company Top-Up Initial Shares), in either case, upon at least forty-eight (48) hours’ prior notice. The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:00 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives, the Forward Seller and the Company) at the office of Hunton & Williams LLP, counsel for the Underwriters, 200 Park Avenue, 52nd Floor, New York, New York 10166. The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”
(b)    Option Shares.    Any Option Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Option Shares) or the Company (with respect to any Company Top-Up Option Shares) shall be delivered by or on behalf of the Forward Seller or the Company, as the case may be, to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company or the Forward Seller, as the case may be, upon at least forty-eight (48) hours’ prior notice. The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company or the Forward Seller, as the case may be, of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing at the office of Hunton & Williams LLP, counsel for the Underwriters, 200 Park Avenue, 52nd Floor, New York, New York 10166.
3.    Representations and Warranties.
(a)    Representations and Warranties of the Company. The Company represents and warrants to the Underwriters, the Forward Seller and the Forward Counterparty, as of the date hereof, as of the Closing Time and as of any Date of Delivery that:

(i)    the Company has an authorized capitalization as set forth in both the Prospectus and the Disclosure Package; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;
(ii)    except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (A) securities or obligations of the Company or the subsidiaries of the Company set forth in Exhibit 21.2 to the Company’s Registration Statement on Form S-4 (No. 333-198234) filed on August 19, 2014 (each, a “Subsidiary” and, collectively, the “Subsidiaries”), convertible into or exchangeable for any capital stock of or partnership interests, membership interests or other equity interests, as the case may be, in the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any Subsidiary to issue any securities or obligations, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options the existence of which, in each case of (A), (B) and (C), is required to be disclosed in the Prospectus and the Disclosure Package and are not so disclosed;
(iii)    each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, general or limited partnership or limited liability company, as the case may be, except to the extent, in the case of the Subsidiaries, that the failure to be so incorporated or organized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and is in good standing under the laws of its respective jurisdiction of incorporation or organization, except to the extent that the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(iv)    each of the Company and the Subsidiaries has the corporate, partnership or limited liability company power, as the case may be, and authority to own their respective properties and conduct their respective businesses, each as described in each of the Registration Statement, the Prospectus and the Disclosure Package, except to the extent that the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company’s ability to execute and deliver this Agreement and the Forward Sale Agreement and to consummate the transactions described herein and therein;
(v)    the Company and the Subsidiaries are duly qualified or licensed and in good standing in each jurisdiction where such qualification or license is required, except where the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect;
(vi)    except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary is contractually prohibited or restricted, directly or indirectly, from paying dividends to the Company, to the extent such Subsidiary is a direct subsidiary of the

Company, or from making any other distribution with respect to the outstanding membership interests of such Subsidiary or from repaying to the Company or another subsidiary of the Company any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or another subsidiary of the Company, or from transferring such Subsidiary’s property or assets to the Company or another subsidiary of the Company, except for any such prohibitions and restrictions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(vii)    the Asset Management Agreement, dated June 30, 2014 (the “Asset Management Agreement”), between NSAM J-NRF Ltd (the “Asset Manager”) and the Company has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;
(viii)    neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets is bound, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(ix)    the execution, delivery and performance of this Agreement and the Forward Sale Agreement by the Company and the consummation of the transactions contemplated herein and therein will not (A)  conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (1) any provision of the organizational documents of the Company or any Subsidiary, or (2) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (2) for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its agreed upon obligations under this Agreement and the Forward Sale Agreement; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except for such liens, charges, claims or encumbrances as are described in the Disclosure Package and the Prospectus or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(x)    this Agreement has been duly authorized, executed and delivered by the Company;
(xi)    the Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification provisions thereof may be limited by public policy considerations in respect thereof;
(xii)    no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement and the Forward Sale Agreement by the Company and the consummation of the transactions contemplated herein and therein, other than (A) such as have been obtained, or will have been obtained at or prior to the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act or the Exchange Act, (B) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or (C) any such approvals, authorizations, consents, orders, or filings that if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its agreed upon obligations under this Agreement and the Forward Sale Agreement;
(xiii)    each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse Change;
(xiv)    (A) at the time of filing the Original Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”), the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form;
(xv)    the Original Registration Statement became effective upon filing under Rule 462(e) on February 19, 2013 and any post-effective amendment thereto also became effective upon filing under Rule 462(e); no stop order suspending the effectiveness or the use of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information have been complied with;
(xvi)    any offer that is a written communication relating to the Shares made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Original Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163;
(xvii)    at the respective times the Original Registration Statement became effective and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and as of the date hereof, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or any amendment thereto in reliance upon and in conformity with the information furnished in writing by or on behalf of the Forward Seller, the Forward Counterparty or the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the penultimate sentence of Section 9(b) hereof);
(xviii)    the Preliminary Prospectus, as of its date and as of the date hereof, complied or complies, and the Prospectus as of its date and any further amendments or supplements to the Preliminary Prospectus or the Prospectus will comply in all material respects, when they become effective or are filed with the Commission, as the case may be, with the requirements of the Securities Act and the Securities Act Regulations; the Preliminary Prospectus, as of its date, did not contain and the Prospectus or any amendment or supplement thereto, as of their respective dates, the date hereof, the Closing Time and on each Date of Delivery (if any), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing in reliance upon and in conformity with the information furnished in writing by or on behalf of the Forward Seller, the Forward Counterparty or the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the penultimate sentence of Section 9(b) hereof);
(xix)    the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus included in the Disclosure Package does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the other information comprising the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Disclosure Package in reliance upon and in conformity with the information furnished in writing by or on behalf of the Forward Seller, the Forward Counterparty or the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the penultimate sentence of Section 9(b) hereof);
(xx)    except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, if any, and any electronic road show relating to the public offering of the Shares contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus;
(xxi)    at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and as of the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405);

(xxii)    the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be in all material respects identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;
(xxiii)    the Company filed the Original Registration Statement with the Commission before using any Issuer Free Writing Prospectus;
(xxiv)    except as disclosed in both the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or, to the extent that such proceeding affects the properties or assets of the Company or any Subsidiary, any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would result in a judgment, decree, award or order that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;
(xxv)    the consolidated financial statements and schedules of the Company, including the notes thereto, incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company; the consolidated financial statements of the Company incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission and the financial statement schedules of the Company incorporated by reference in the Registration Statement, have been compiled on a basis consistent with such consolidated financial statements of the Company; the unaudited pro forma condensed consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, the assumptions used in the preparation of such pro forma financial statements are reasonable in all material respects and the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein; no pro forma financial information, financial statements or supporting schedules other than those included or incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package are required to be included in the Registration Statement, the Prospectus or the Disclosure Package;

(xxvi)    to the Company’s actual knowledge, (i) the consolidated financial statements and schedules of Ranger Predecessor, Eclipse Predecessor and Griffin-American Healthcare REIT II, Inc., a Maryland corporation (“Griffin”), including the notes thereto, incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the consolidated financial position of the entity to which they relate as of the dates indicated and the consolidated results of operations and changes in financial position for the periods specified, and (ii) such financial statements of Ranger Predecessor, Eclipse Predecessor and Griffin have been prepared in conformity with GAAP and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission;
(xxvii)    Grant Thornton LLP, whose report on the audited consolidated financial statements of the Company constitutes part of each of the Registration Statement, the Prospectus and the Disclosure Package, is, and was during the periods covered by its report, independent with respect to the Company as required by the Securities Act and the Securities Act Regulations; to the Company’s actual knowledge, BDO USA, LLP, whose reports on the audited consolidated financial statements of Ranger Predecessor and Eclipse Predecessor constitute part of each of the Registration Statement, the Prospectus and the Disclosure Package, is, and was during the periods covered by its reports, independent with respect to Ranger Predecessor and Eclipse Predecessor as required by the Securities Act and the Securities Act Regulations; and, to the Company’s actual knowledge, Ernst & Young LLP, whose report on the audited consolidated financial statements of Griffin constitutes part of each of the Registration Statement, the Prospectus and the Disclosure Package, is, and was during the periods covered by its reports, independent with respect to Griffin as required by the Securities Act and the Securities Act Regulations;
(xxviii)    subsequent to the respective dates of the consolidated financial statements of the Company incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package, there has not been (A) any Material Adverse Change or any development or transaction that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any Subsidiary on any of its equity interests;
(xxix)    the Common Stock conforms in all material respects to the descriptions thereof contained in the Prospectus and Disclosure Package;
(xxx)    there are no persons with registration or other similar rights to have any equity or debt securities of the Company or the Subsidiaries, including securities that are convertible into or exchangeable or redeemable for equity securities of the Company or the

Subsidiaries, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for such registration or similar rights which are fairly summarized in both the Prospectus and the Disclosure Package or granted in connection with the issuance of the Company’s 5.375% Exchangeable Senior Notes due 2033, the Company’s 8.875% Exchangeable Senior Notes due 2032 and the Company’s 7.25% Exchangeable Senior Notes due 2027 (collectively, the “Exchangeable Senior Notes”);
(xxxi)    the Company Shares, if any, have been duly authorized and, if and when issued and duly delivered by the Company against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or otherwise;
(xxxii)    the shares of Common Stock issuable upon settlement of the Forward Sale Agreement or as a result of an Acceleration Event (as defined in the Forward Sale Agreement) have been duly authorized and reserved for issuance upon settlement of the Forward Sale Agreement and, when issued and delivered by the Company to the Forward Counterparty pursuant thereto, against payment of any consideration required to be paid by the Forward Counterparty pursuant to the terms of the Forward Sale Agreement, the shares of Common Stock so issued and delivered will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such shares of Common Stock will not be subject to any preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or otherwise;
(xxxiii)    the Common Stock has been registered under Section 12(b) of the Exchange Act and the Company has not applied to delist the Common Stock from the New York Stock Exchange (the “NYSE”), nor has the Company received any written notification that the NYSE is contemplating the delisting of the Common Stock;
(xxxiv)    the Company has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(xxxv)    neither the Company nor any of its affiliates other than NorthStar Realty Securities, LLC (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (B) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA;

(xxxvi)    the Company has not relied upon the Underwriters, the Forward Seller, the Forward Counterparty or counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares, except with respect to an “Exhibit 8” opinion of Hunton & Williams LLP that will be delivered at the Closing Time and filed by the Company with the Commission following the Closing Time;
(xxxvii)    the form of certificate used to evidence the Common Stock, if any, complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE;
(xxxviii)    the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, claims, restrictions, mortgages and defects in such title (collectively, the “Encumbrances”), except such Encumbrances that are disclosed in both the Prospectus and the Disclosure Package or would not reasonably be expected to have a Material Adverse Effect; any real or personal property leased by the Company or any Subsidiary is held under a lease which is a valid and binding agreement, enforceable against the Company or such Subsidiary (to the extent a party thereto) and, to the Company’s knowledge, the other parties thereto, except (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, (B) as otherwise disclosed in both the Prospectus and the Disclosure Package or (C) for such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxxix)    except as disclosed in both the Prospectus and the Disclosure Package, the mortgages, if any, encumbering any real property owned in fee simple by the Company or a Subsidiary are not and will not be: (A) convertible (in the absence of foreclosure) into an equity interest in such real property or in the Company or any Subsidiary, (B) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, except in the case of this clause (B) to the extent that any such cross-default would not, individually or in the aggregate, have a Material Adverse Effect or materially and adversely impact the ability of the Company to consummate the transactions contemplated by this Agreement or (C) cross-collateralized to any property or assets not owned by the Company or any of the Subsidiaries;
(xl)    the descriptions of legal or governmental proceedings, contracts, leases and other legal documents in each of the Registration Statement, the Prospectus and the Disclosure Package constitute fair summaries, which are accurate in all material respects, of such proceedings or documents, and there are no legal or governmental proceedings, contracts, leases or other documents that are known to the Company of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or filed as exhibits to the Registration Statement which are not so described or filed;

(xli)    the Company or the Subsidiaries own or possess adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software licenses, trade secrets, other intangible property rights and know-how (collectively, “Intangibles”) necessary for the Company and the Subsidiaries taken together as a whole (the “Consolidated Company”) to conduct the business of the Consolidated Company as described in both the Prospectus and the Disclosure Package, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company and the Subsidiaries know of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xlii)    the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Consolidated Company, (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
(xliii)    (A)  the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (1) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (2) have been evaluated for effectiveness as of the end of the Company’s last fiscal year, and (3) are effective in all material respects to perform the functions for which they were established, and (B) based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (1) any material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that would significantly affect internal control over financial reporting;
(xliv)    the Company (including any predecessor entities) and each of the Subsidiaries has filed on a timely basis all material federal, state, local and foreign tax returns required to be filed through the date hereof or have properly requested extensions thereof, and all such tax returns are true, correct and complete in all material respects, and have paid all material taxes required to be paid, including any tax assessment, fine or penalty levied against the Company or any of the Subsidiaries; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; all material tax liabilities are adequately provided for on the respective books of such entities;
(xlv)    the statements set forth in the Disclosure Package and the Prospectus under the captions “Federal Income Tax Consequences of Our Status as a REIT” and “Additional Material Federal Income Tax Consequences”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects and fairly summarize the federal income tax considerations described therein;
(xlvi)    the Company maintains insurance of the types and in the amounts generally deemed adequate by the Company for the business of the Company and each Subsidiary, all of which insurance is in full force and effect in all material respects;
(xlvii)    the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct the business of the Consolidated Company, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permits, licenses or approvals, except for any failure to have required permits, licenses or other approvals or to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; neither the Company nor any of the Subsidiaries has incurred and none of them expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;
(xlviii)    none of the Company, any of the Subsidiaries or, to the knowledge of the Company, any officer, director, employee or agent purporting to act on behalf of the Company or any of the Subsidiaries, has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) made any payment of funds or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus and Disclosure Package, or (C) engaged in any material transactions, maintained any bank account or used any material corporate funds except for transactions, bank accounts and funds which have been or are, as applicable, reflected in the books and records of the Company and the Subsidiaries;
(xlix)    except as disclosed in both the Prospectus and the Disclosure Package, there are no material outstanding loans, advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any officers and or directors of the Subsidiaries or any of the members of the immediate families of any such officers or directors;
(l)    except as disclosed in both the Prospectus and the Disclosure Package, all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any of the Subsidiaries have been issued and sold in compliance with (A) all applicable federal and state securities laws and (B) the applicable corporate or partnership law of the jurisdiction of incorporation of the Company or Subsidiary, as applicable;
(li)    to the Company’s knowledge, no lessee of any portion of any of the real properties leased or owned by the Company or any of the Subsidiaries (collectively, the “Properties”) is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(lii)    to the Company’s knowledge neither the Company nor any of the Subsidiaries has any liability under any applicable environmental, health, safety or similar law or otherwise relating to any Hazardous Material (as hereinafter defined) and there are no notices of potential liability or claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or concerning any of the Properties under any applicable environmental, health, safety or similar law or otherwise relating to any Hazardous Material, except for such liabilities or claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries or, to the knowledge of the Company, any other person, has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials, except for such contamination or threats of contamination which would not reasonably be expected to have a Material Adverse Effect; neither the Properties nor any other land ever owned by the Company or any of the Subsidiaries is included on or, to the knowledge of the Company, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., or any similar list or inventory of contaminated properties. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation;
(liii)    in connection with the offer and sale of the Shares, the Company has not offered shares of its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus identified in Schedule II or the Registration Statement;
(liv)    the Company and the Subsidiaries and, to the knowledge of the Company, the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Closing Time and any Date of Delivery will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;
(lv)    the Company is not and, after giving effect to the offering and sale of the Company Shares as described in the Disclosure Package and the Prospectus will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(lvi)    the statistical and market related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate;
(lvii)    the Company is organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code; the Company qualified as a REIT for the taxable years ended December 31, 2004 through December 31, 2013 and the present and contemplated method of operation of the Company and the Subsidiaries will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its tax year ending December 31, 2014 and subsequent taxable years; and the Company intends to continue to qualify as a REIT until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT; neither the Company nor any of the Subsidiaries has taken any action that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time;
(lviii)    NorthStar Realty Finance Corp., a Maryland corporation and former indirect parent of the Company, was organized and operated in conformity with the requirements for qualification as a REIT under the Code and qualified as a REIT for its taxable year ended December 31, 2004 through its short taxable year ended June 30, 2014;
(lix)    the Agreement and Plan of Merger, dated as of August 5, 2014 ( the “Merger Agreement”), among the Company, NRF Healthcare Subsidiary LLC, a Delaware limited liability company (“Merger Sub”), NRF OP Healthcare Subsidiary, LLC, a Delaware limited liability company (“Partnership Merger Sub”), Griffin-American Healthcare REIT II Holdings, LP, a Delaware limited partnership (“Griffin Partnership”), and Griffin, pursuant to which Griffin will be merged with and into Merger Sub (the “Parent Merger”) and Griffin Partnership will be merged with and into Partnership Merger Sub (the “Partnership Merger” and, together with the Parent Merger, the “Merger”), has been duly and validly authorized, executed and delivered by the Company, Merger Sub and Partnership Merger Sub and is a valid and binding agreement of the Company, Merger Sub and Partnership Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification provisions thereof may be limited by public policy considerations in respect thereof; to the Company’s actual knowledge, the representations and warranties of Griffin and Griffin Partnership contained in the Merger Agreement were, when made, or as of the date specified therein, true and correct in all material respects, subject to the qualifications thereto set forth in the Merger Agreement; the Company does not have knowledge of any facts or circumstances that have caused such representations and warranties to be untrue in such a manner that would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement); and
(lx)    any certificate signed by any officer of the Company delivered to the Representatives, the Forward Seller, the Forward Counterparty pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company to the Underwriters, the Forward Seller and the Forward Counterparty as to the matters covered thereby.
(b)    Representations and Warranties of the Forward Seller and Forward Counterparty. The Forward Seller and the Forward Counterparty each hereby represents, warrants and covenants to each of the Company and the Underwriters, as of the date hereof, as of the Closing Time and as of any Date of Delivery on which the Forward Seller is to deliver Borrowed Option Shares that:
(i)    this Agreement has been duly authorized, executed and delivered by each of the Forward Seller and the Forward Counterparty and, at the Closing Time and at each Date of Delivery (if any) at which each of the Forward Seller and the Forward Counterparty is to deliver Borrowed Option Shares, each of Forward Seller and the Forward Counterparty will have full right, power and authority to sell, transfer and deliver the number of Borrowed Initial Shares or Borrowed Option Shares, as applicable, to the extent that it is required to sell, transfer and deliver such Borrowed Initial Shares or Borrowed Option Shares, as applicable, hereunder;
(ii)    the Forward Sale Agreement has been duly authorized, executed and delivered by the Forward Counterparty and constitutes a valid and binding agreement of the Forward Counterparty, enforceable against the Forward Counterparty in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and
(iii)    each of the Forward Seller and the Forward Counterparty, as applicable will, at the Closing Time or the Date of Delivery, as the case may be, have the free and unqualified right to transfer the number of Borrowed Initial Shares or Borrowed Option Shares, as applicable, that it is required to deliver to the extent that it is required to transfer such Borrowed Initial Shares or Borrowed Option Shares, as applicable, hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Borrowed Initial Shares or Borrowed Option Shares, as applicable, and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Initial Shares or Borrowed Option Shares, as applicable, purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.
4.    Certain Covenants.
The Company agrees with the Underwriters, the Forward Seller and the Forward Counterparty:
(a)    to furnish such information as may be required and otherwise to cooperate in each case qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect as long as reasonably requested by the Representatives for the distribution of the Shares, provided that the Company shall not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Representatives and the Forward Seller of the receipt by the Company of any written notification with respect to (i) the suspension of the qualification of the Shares for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose;
(b)    if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives and the Forward Seller, promptly and, if requested by the Representatives or the Forward Seller, will confirm such advice in writing, when such post-effective amendment has become effective;
(c)    to prepare the Prospectus in a form approved by the Underwriters and the Forward Seller and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act within the time period set forth in Rule 424(b) and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than the second business day following the date of determination of the price per Share to be paid by the public in connection with the offering of the Shares or on such other day as the parties may mutually agree) to the Underwriters and the Forward Seller copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters and the Forward Seller may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters and the Forward Seller will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;
(d)    to advise the Representatives and the Forward Seller promptly (and if required by the Representatives, to confirm such advice in writing) when the Registration Statement has become effective and when any post-effective amendment thereto has become effective under the Securities Act Regulations;
(e)    to furnish a copy of each proposed Free Writing Prospectus to the Representatives and the Forward Seller and counsel for the Underwriters and obtain the reasonable consent of the Representatives and the Forward Seller prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;
(f)    to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;
(g)    to advise the Representatives, the Forward Seller and the Forward Counterparty immediately and, if requested by the Representatives, confirming such advice in writing, of (1) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus, or for additional information with respect thereto, or (2) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible and to advise the Representatives, the Forward Seller and the Forward Counterparty promptly of the lifting or removal of such order; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives, the Forward Seller and the Forward Counterparty, upon advice of counsel after discussion with the Company and counsel for the Company, shall reasonably object in writing;

(h)    to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations, except to the extent such filing fees have been paid prior to the date hereof;
(i)    unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish (i) to the Underwriters for a period of two (2) years from the date of this Agreement and (ii) to the Forward Seller and the Forward Counterparty, until expiration or termination of the Forward Sale Agreement, (1) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (2) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company are listed; and (3) such additional information as the Underwriters, the Forward Seller and the Forward Counterparty from time to time may reasonably request (any financial statements so requested to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission);
(j)    to advise the Underwriters, the Forward Seller and the Forward Counterparty promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act or the Securities Act Regulations which, in the judgment of the Company, (1) would result in the Prospectus or the Disclosure Package containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) would result in any Issuer Free Writing Prospectus conflicting with the information contained in the Registration Statement relating to the Shares or the Prospectus, or (3) would make it necessary to amend or supplement the Prospectus or the Disclosure Package to comply with the Securities Act and the Securities Act Regulations and, during such time, to promptly prepare and furnish to the Underwriters, the Forward Seller and the Forward Counterparty copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters, the Forward Seller and the Forward Counterparty and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading, or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement or the Prospectus, or so that the Prospectus or the Disclosure Package will comply with the Securities Act and the Securities Act Regulations;
(k)    to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing

Prospectus that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission;
(l)    except with respect to filings by the Company under the Exchange Act, during the period of time a Prospectus is required to be delivered in connection with the sale of Shares hereunder, prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the reasonable consent of the Representatives to the filing;
(m)    to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein);
(n)    during the period referred to in paragraph (i) above, to furnish to the Representatives and the Forward Seller, not less than two (2) full business days before filing with the Commission, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;
(o)    to cooperate with the Representatives in permitting the Shares to be eligible for clearance and settlement through the facilities of DTC;
(p)    to apply the net proceeds from the sale of the Company Shares and the net proceeds due upon settlement of the Forward Sale Agreement in accordance with the statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;
(q)    to make generally available to its security holders and to deliver to the Representatives and the Forward Seller as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with the provisions of Rule 158 of the Securities Act Regulations);
(r)    to use its commercially reasonable efforts to (1) apply to list the Company Shares, if any, to be issued and sold by the Company hereunder as soon as practicable after the date of this Agreement on the NYSE, and (2) apply to list the shares of Common Stock, if any, to be issued upon settlement of the Forward Sale Agreement on the NYSE prior to the date such shares of Common Stock are to be issued upon such settlement, and, in either case, to file with the NYSE all documents and notices required by the NYSE to effect and maintain the listing of the Initial Shares and the Option Shares on the NYSE as soon as practicable after the date of this Agreement;
(s)    to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock;

(t)    in connection with the offer and sale of the Shares, not to offer shares of Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act;
(u)    not to distribute any prospectus or other offering material, other than the Registration Statement, the Prospectus and the Disclosure Package, in connection with the offer and sale of the Shares;
(v)    to refrain during a period of 30 days from the date of the Prospectus, without the prior written consent of Deutsche Bank Securities Inc., from, directly or indirectly, (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, voluntarily making any public announcement of a disposition or transfer, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or would be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing (except for (i) a registration statement on Form S-3 relating to a proposed dividend reinvestment plan or employee stock purchase plan of the Company, (ii) a post-effective amendment to any of the Company’s registration statement on Form S-3 (No. 333-197435), the Company’s registration statement on Form S-3 (No. 333-146679) or the Company’s registration statement on Form S-3 (No. 333-190532), which registration statements relate to the resale of shares of Common Stock issuable upon exchange of the Exchangeable Senior Notes or a prospectus supplement to the prospectus included in either of such registration statements, in either case, for the purposes of naming the selling stockholders who may offer and sell such shares from time to time in the manner described therein, (iii) a universal shelf registration statement on Form S-3 and/or Form S-4 relating to securities that may be offered or sold by the Company, provided that the Company will not sell any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to such registration statement within 30 days from the date of the Prospectus, (iv) a registration statement on Form S-8 with respect to grants of stock options, restricted stock or other stock based awards to employees, consultants or directors pursuant to an employee benefit plan in existence on the date hereof, and (v) an amendment to the Company’s Registration Statement on Form S-4 (No. 333-198234) or related prospectus or proxy statement filings relating to the issuance of shares of the Company’s Common Stock pursuant to the Merger Agreement and conducting any related shareholder solicitations and conducting any stockholder vote related thereto), or (2) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Company Shares, if any, to be issued hereunder, (B) any shares of Common Stock issuable upon settlement of the Forward Sale Agreement or pursuant to an Acceleration Event (as defined in the Forward Sale Agreement), (C) any shares of Common Stock issued by the Company in connection with employee benefit plans, stock option plans, long-term incentive plans, direct stock purchase plans or distribution reinvestment plans existing at the date of this Agreement, (D) any securities issued by the Company upon the exercise of an option, warrants or rights outstanding on the date hereof and referred to directly or indirectly in the Disclosure Package and the Prospectus, (E) grants of stock options, Common Stock or Deferred LTIP Units to employees, consultants or directors of the Company or its Subsidiaries pursuant to an employee benefit plan of the Company in existence on the date hereof and described in the Disclosure Package and the Prospectus, provided that the grantees thereof agree not to sell, offer, dispose of or otherwise transfer any such stock options (or the shares of Common Stock underlying such options), Common Stock or Deferred LTIP Units during such 30-day period without the prior written consent of Deutsche Bank Securities Inc., (F) the issuance of Common Stock in connection with the acquisition of assets in a transaction exempt from the requirements of the Securities Act, (G) any shares of Common Stock issued upon exchange of any Exchangeable Senior Notes or for the Company’s 3.00% Senior Notes due 2014, or (H) any shares of Common Stock to be issued in connection with the Merger pursuant to the Merger Agreement;
(w)    not to, and to use its commercially reasonable best efforts to cause its officers, directors and affiliates not to, (1) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (2) sell, bid for, purchase or, except as provided herein, pay anyone any compensation for soliciting purchases of the Shares or (3) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;
(x)    to comply with all of the provisions of any undertakings in the Registration Statement and to file with the Commission such reports as may be required pursuant to Rule 463 of the Securities Act Regulations; and
(y)    to use its best efforts to enable the Company to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.
5.    Payment of Expenses.
(a)    The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of certificates for the Company Shares, if any, to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale, issuance and delivery of any Company Shares to the Underwriters and any charges of DTC in connection therewith, (iii) the preparation and printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto and any fees of FINRA in connection with the public offering of the Shares, (vi) the fees and expenses of any outside counsel and accountants for the Company, any transfer agent or registrar for the Common Stock and miscellaneous expenses of the Company referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing on the NYSE of the Company Shares, if any, and the shares of Common Stock, if any, issuable upon settlement of the Forward Sale Agreement or pursuant to an Acceleration Event (as defined in the Forward Sale Agreement), (viii) the Company’s costs and expenses for preparation of the road show materials, and (ix) the performance of the Company’s other obligations hereunder. The travel and accommodation expenses of the Underwriters and their counsel shall not be borne by or reimbursed by the Company. The Company agrees to reimburse the Underwriters for the fees and disbursements of Hunton & Williams LLP, counsel for the Underwriters, solely in connection with such firm delivering to the Underwriters at the Closing Time and each Date of Delivery such firm’s opinion of counsel as to certain federal income tax matters and certain matters under the Investment Company Act, as set forth in Exhibits D and E hereto.
(b)    If this Agreement shall be terminated by the Representatives because of any failure or refusal on the part of the Company to comply, in all material respects, with the terms or to fulfill, in all material respects, any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement other than by reason of a default by any Underwriter, the Company will reimburse the Underwriters for all actual out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the reasonable fees and disbursements of counsel and any other advisors, accountants, appraisers, etc.) reasonably incurred by the Underwriters in connection with this Agreement or the transactions contemplated herein.
6.    Conditions of the Obligations of the Underwriters and the Forward Seller.
The obligations of the Forward Seller hereunder to sell and deliver the Borrowed Initial Shares and the Borrowed Option Shares and of the Underwriters hereunder to purchase and pay for the Shares, in each case at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties of the Company in Section 3(a) hereof, in each case on the date hereof and at the Closing Time and on each Date of Delivery, as if made on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, to the performance by the Company of its obligations hereunder to be performed at or prior to the Closing Time or the relevant date of Delivery, as the case may be, and to the satisfaction of the following further conditions:

(a)    The Company shall furnish, at the Closing Time and on each Date of Delivery, (i) to the Underwriters and the Forward Seller, an opinion of Sullivan & Cromwell LLP, corporate counsel for the Company and the Subsidiaries, addressed to the Representatives, the Forward Seller and the Forward Counterparty, as set forth in Exhibit A hereto, and (ii) to the Underwriters, a letter of Sullivan & Cromwell LLP, corporate counsel for the Company and the Subsidiaries, addressed to the Representatives, as set forth in Exhibit B hereto.
(b)    The Company shall furnish to the Underwriters and the Forward Seller at the Closing Time and on each Date of Delivery an opinion of Venable LLP, special Maryland counsel for the Company, addressed to the Representatives, the Forward Seller and the Forward Counterparty and dated the Closing Time and each Date of Delivery, as set forth in Exhibit C hereto.
(c)    On the date of this Agreement and at the Closing Time and each Date of Delivery (if applicable), the Representatives shall have received from Grant Thornton LLP, BDO USA, LLP and Ernst & Young LLP letters dated the respective dates of delivery thereof and addressed to the Representatives, in form and substance satisfactory to the Representatives, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the consolidated financial statements of the Company, Ranger Predecessor, Eclipse Predecessor and Griffin, as applicable, incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package and certain financial information of the Company, Ranger Predecessor, Eclipse Predecessor and Griffin, as applicable, incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Date of Delivery (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Date of Delivery, as the case may be.
(d)    The Underwriters and the Forward Seller shall have received at the Closing Time and on each Date of Delivery (i) an opinion of Hunton & Williams LLP, counsel for the Underwriters, as to certain federal income tax matters, and (ii) an opinion of Hunton & Williams LLP, counsel for the Underwriters, as to certain matters under the Investment Company Act, addressed to the Representatives, the Forward Seller and the Forward Counterparty and dated the Closing Time and each Date of Delivery, as set forth in Exhibits D and E hereto, respectively. In addition, at the Closing Time and each Date of Delivery, (i) the Underwriters and the Forward Seller shall have received the favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, addressed to the Representatives, the Forward Seller and the Forward Counterparty and in form and substance satisfactory to the Representatives, and (ii) the Underwriters shall have received a letter of Hunton & Williams LLP, counsel for the Underwriters, addressed to the Representatives and in form and substance satisfactory to the Representatives.
(e)    No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Representatives shall have reasonably objected in writing prior to the filing thereof.

(f)    Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all reasonable requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.
(g)    All filings with the Commission required by Rule 424 and Rule 430B of the Securities Act Regulations to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such rules.
(h)    Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery, (i) there shall not have been any Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus and the Disclosure Package.
(i)    The Company shall have submitted an application to list the Company Shares on the NYSE, subject to official notice of issuance.
(j)    The Representatives shall have received lock‑up agreements substantially in the form of Exhibit F hereto signed by the persons listed in Schedule III hereto.
(k)    The Representatives and the Forward Seller shall have received, at the Closing Time and on each Date of Delivery, a certificate of two of the Company’s executive officers, to the effect that:
(i)    the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or such Date of Delivery, as applicable, and the Company has complied with all of its obligations hereunder and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Time or such Date of Delivery, as applicable;
(ii)    no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;
(iii)    subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (A) any Material Adverse Change, (B) any transaction that is material to the Company and its subsidiaries taken as a whole, (C) any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or the

Subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or (E) any loss or damage (whether or not insured) to the Properties which has been sustained or will have been sustained which would reasonably be expected to have a Material Adverse Effect; and
(iv)    the Commission has not notified the Company of any objection to the use of an “automatic shelf registration statement” (as defined in Rule 405).
(l)    The Company shall have furnished to the Underwriters, the Forward Seller and the Forward Counterparty such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters, the Forward Seller and the Forward Counterparty have reasonably requested prior to the date hereof.
7.    Termination.
The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (a) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (b) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in senior management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (c) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, any terrorist or similar attack) or change in national or international economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (d) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE or in the Nasdaq Global Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (e) a general moratorium in commercial banking activities shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States, (f) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Securities Act), or (g) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Consolidated Company.
If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by telephone, promptly confirmed by facsimile.
If the sale to the several Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the several Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall be under no obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the several Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).
8.    Default by an Underwriter.
If, at the Closing Time or any Date of Delivery, any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all of the Shares, this Agreement or, with respect to any Date of Delivery, the obligation of the non-defaulting Underwriters to purchase Option Shares on such Date of Delivery, will terminate without liability to any non-defaulting Underwriter, the Forward Seller or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Time or the relevant Date of Delivery shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.
9.    Indemnity and Contribution by the Company and the Underwriters.
(a)    The Company agrees to indemnify, defend and hold harmless each Underwriter (including, for this purpose, any affiliate of an Underwriter acting as a selling agent of such Underwriter in connection with the distribution of the Shares), any person who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the Forward Seller, the Forward Counterparty and any person who controls the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that may be incurred by such persons, jointly or severally, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Disclosure Package or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Preliminary Prospectus and the Prospectus as of their respective dates and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus, when considered together with the Disclosure Package, or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1), (2) and (3), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with information furnished in writing by the Forward Seller, the Forward Counterparty or any Underwriter through the Representatives to the Company expressly for use therein (that information being limited to that described in the penultimate sentence of Section 9(b) hereof). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.
If any action is brought against any person in respect of which indemnity may be sought against the Company pursuant to this Section 9(a), such person (for purposes of this Section 9(a), such person is referred to as the “indemnified party”) shall promptly notify the Company in writing of the institution of such action and the Company shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is materially prejudiced by such failure or delay. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time or such indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of such indemnified party), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for all such indemnified parties in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing all such indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.
(b)    Each Underwriter agrees, severally and not jointly, based on the percentage of the total number of Initial Shares being purchased by such Underwriter as shown on Schedule I hereto, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers who signed the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the Forward Seller, the Forward Counterparty and any person who controls the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that may be incurred by such persons, jointly or severally, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Disclosure Package, the Preliminary Prospectus or the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by the Forward Seller, the Forward Counterparty or any Underwriter through the Representatives to the Company expressly for use therein. The statements set forth in the third and the twenty-first through twenty-sixth paragraphs under the caption “Underwriting” in the Preliminary Prospectus, the Prospectus and the Disclosure Package constitute the only information furnished by or on behalf of the Underwriters through the Representatives to the Company. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that such Underwriter may otherwise have.
If any action is brought against a person in respect of which indemnity may be sought against an Underwriter pursuant to this Section 9(b), such person (for purposes of this Section 9(b), such person is referred to as an “indemnified party”), shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall if they so elect assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Underwriters of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time or such indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of such indemnified party), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that no Underwriter shall be liable for the expenses of more than one separate firm of attorneys for all such indemnified parties in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing all such indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.
(c)    If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party under subsections (a) and (b) of this Section 9, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, the Forward Counterparty and the Forward Seller, on the other, in any case, from the offering of the Shares, or (ii) if (but only if) the allocation provided by clause (i) of this Section 9(c) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, the Forward Counterparty and the Forward Seller, on the other, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the gross proceeds from the offering of the Shares (before deducting discounts and expenses) received by the Company, which such proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement assuming full Physical Settlement on the Effective Date (each as defined in the Forward Sale Agreement). The relative benefits received by the Underwriters shall be deemed to be equal to the underwriting discounts and commissions received by them from the offering of the Shares. The relative benefits received by the Forward Counterparty and the Forward Seller shall be deemed to be equal to the Spread (as defined in the Forward Sale Agreement) deducted from the Forward Purchase Price (as defined in the Forward Sale Agreement). The relative fault of the Company, the Underwriters, the Forward Counterparty and the Forward Seller shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Underwriters, the Forward Counterparty or the Forward Seller, respectively, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
(d)    The Company, the Underwriters, the Forward Counterparty and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments as shown on Schedule I hereto and not joint.
10.    Survival.
The indemnity and contribution agreements contained in Section 9 of this Agreement, the covenants, warranties and representations of the Company contained in Sections 3(a), 4 and 5 of this Agreement and the representations and warranties of the Forward Seller contained in Section 3(b) of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Forward Seller, the Forward Counterparty, or any person who controls an Underwriter, the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive the sale and delivery of the Shares. The indemnity and contribution agreements contained in Section 9 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 3(a) and 5 of this Agreement shall survive any termination of this Agreement. The Company, each Underwriter, the Forward Seller and the Forward Counterparty agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.
11.    Duties.
Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters, the Forward Seller and the Forward Counterparty undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters, the Forward Seller and the Forward Counterparty shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges that the Underwriters, the Forward Seller and the Forward Counterparty disclaim any implied duties

(including any fiduciary duty), covenants or obligations arising from the Underwriters’, the Forward Seller’s and the Forward Counterparty’s performance of their respective duties and obligations expressly set forth herein.
12.    Notices.
Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and (a) if to the Underwriters, shall be sufficient in all respects if delivered to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets - Syndicate Desk, facsimile: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, facsimile: (212) 797-4564, and c/o UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate, facsimile: (212) 713-3371, (b) if to the Forward Seller or the Forward Counterparty, shall be sufficient in all respects if delivered to Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Paul Stowell, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor New York, New York 10005, Attention: Lars Kestner (c) if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 399 Park Avenue, 18th Floor, New York, New York 10022, Attention: General Counsel, Facsimile: 212-547-2704.
13.    Governing Law; Headings.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
14.    Waiver of Jury Trial.
Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
15.    No Fiduciary Duty.
The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement are an arm’s-length commercial transaction among the Company, the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the engagement by the Company of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter, the Forward Seller or the Forward Counterparty has advised or is currently advising the Company on related or other matters). The

Company agrees that it will not claim that the Underwriters, the Forward Seller or the Forward Counterparty have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
16.    Integration.
Except as set forth herein, this Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Underwriters, the Forward Seller and the Forward Counterparty, or any of them, with respect to the subject matter hereof, other than the Forward Sale Agreement.
17.    Parties at Interest.
The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Forward Seller, the Forward Counterparty, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
18.    Counterparts and Facsimile Signatures.
This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.
19.    Issuance and Sale by the Company.
(a)    In the event that the Forward Counterparty elects not to borrow Shares, pursuant to Section 1(c) hereof, or the Forward Counterparty is unable to borrow and cause the Forward Seller to deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Initial Shares or Borrowed Option Shares, as applicable, to be purchased by the Underwriters at the Closing Time or the Date of Delivery, as applicable, and deliverable by the Forward Seller hereunder, or the Forward Counterparty determines in good faith, in its commercially reasonable judgment, it is either impracticable to do so or that the Forward Counterparty would incur a stock loan fee, excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to the Forward Counterparty of more than a rate equal to 150 basis points per annum to do so, then, upon notice by the Forward Seller to the Company (which notice shall be delivered no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Closing Time or any Date of Delivery, as the case may be), the Company shall issue and sell to the Underwriters, pursuant to Section 1(a) hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Initial Shares or Borrowed Option Shares, as applicable, deliverable by the Forward Seller hereunder that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the

Closing Time or the Date of Delivery, as applicable, for one business day in order to effect any required changes in any documents or arrangements. Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 19(a) in lieu of any Borrowed Initial Shares are referred to herein as the “Company Top-Up Initial Shares.” Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 19(a) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”
(b)    Neither the Forward Counterparty nor the Forward Seller shall have any liability whatsoever for any Borrowed Initial Shares or Borrowed Option Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions with respect to the Forward Counterparty and the Forward Seller are not satisfied on or prior to the Closing Time or the Date of Delivery, as applicable, and the Forward Seller elects pursuant to Section 1(c) hereof not to deliver and sell to the Underwriters the Borrowed Initial Shares or Borrowed Option Shares, as applicable, deliverable by the Forward Seller hereunder, or (ii) the Forward Counterparty is unable to borrow and cause the Forward Seller to deliver for sale under this Agreement at the Closing Time or the Date of Delivery, as applicable, a number of shares of Common Stock equal to the number of Borrowed Initial Shares or Borrowed Option Shares, as applicable, deliverable by the Forward Seller hereunder or (iii) the Forward Counterparty determines in good faith, in its commercially reasonable judgment, it is either impracticable to do so or that the Forward Counterparty would incur a Stock Loan Fee of more than a rate equal to 150 basis points per annum to do so (it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct).

If the foregoing correctly sets forth the understanding among the Company, the Underwriters, the Forward Seller and the Forward Counterparty, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Underwriters, the Forward Seller and the Forward Counterparty.
Very truly yours,
NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel &
Secretary

DEUTSCHE BANK SECURITIES INC., in its
capacity as the Forward Seller and agent for
Deutsche Bank AG, London Branch

By:	/s/ Michael Sanderson
Name: Michael Sanderson
Title: Managing Director

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Managing Director

DEUTSCHE BANK AG, LONDON BRANCH, in
its capacity as Forward Counterparty, solely as the
recipient and/or beneficiary of certain
representations, warranties, covenants and
indemnities set forth in this Agreement

By:	/s/ Michael Sanderson
Name: Michael Sanderson
Title: Attorney in Fact

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Attorney in Fact

[Underwriting Agreement – NorthStar Realty Finance Corp. (September 2014 Common Stock Offering)]

Accepted and agreed to as of the date first above written, on behalf of themselves and the several other Underwriters named on Schedule I hereto:

DEUTSCHE BANK SECURITIES INC.

By: /s/ Jeremy Fox
Name: Jeremy Fox
Title: Managing Director

By: /s/ Paul Stowell
Name: Paul Stowell
Title: Managing Director

UBS SECURITIES LLC

By: /s/ Asad Kazim
Name: Asad Kazim
Title: Managing Director

By: /s/ Bethany Ropa
Name: Bethany Ropa
Title: Director

[Underwriting Agreement – NorthStar Realty Finance Corp. (September 2014 Common Stock Offering)]

SCHEDULE I

Underwriter	Number of Company Initial Shares To Be Purchased	Number of Borrowed Initial Shares To Be Purchased
Deutsche Bank Securities Inc.	4,500,000	4,500,000
UBS Securities LLC	2,475,000	2,475,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,475,000	2,475,000
Barclays Capital Inc.	2,475,000	2,475,000
Citigroup Global Markets Inc.	2,475,000	2,475,000
Credit Suisse Securities (USA) LLC	2,475,000	2,475,000
J.P. Morgan Securities LLC	2,475,000	2,475,000
Morgan Stanley & Co. LLC	2,475,000	2,475,000
FBR Capital Markets & Co.	225,000	225,000
JMP Securities LLC	225,000	225,000
MLV & Co. LLC	225,000	225,000
Total	22,500,000	22,500,000

SCHEDULE II
ISSUER FREE WRITING PROSPECTUSES
None.

Ex. F-1

SCHEDULE III
David T. Hamamoto
C. Preston Butcher
Judith A. Hannaway
Debra A. Hess
Ronald J. Lieberman
Wesley D. Minami
Louis J. Paglia
Daniel R. Gilbert
Albert Tylis
Charles W. Schoenherr

Ex. F-2

NORTHSTAR REALTY FINANCE CORP.
45,000,000 SHARES OF COMMON STOCK
FIRST AMENDMENT TO UNDERWRITING AGREEMENT
September 4, 2014
Deutsche Bank Securities Inc.
UBS Securities LLC
As Representatives of the several Underwriters named in Schedule I hereto

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

c/o UBS Securities LLC
299 Park Avenue
New York, NY 10171

This FIRST AMENDMENT TO UNDERWRITING AGREEMENT (this “Amendment”) is made and is effective as of September 4, 2014, by and among NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), Deutsche Bank Securities Inc., in its capacity as agent (in such capacity, the “Forward Seller”) for Deutsche Bank AG, London Branch (the “Forward Counterparty”), at the request of the Company in connection with the Forward Sale Agreement, and Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the several Underwriters listed on Schedule I hereto (collectively with the Company, the Forward Counterparty and the Forward Seller, the “Parties”).
RECITALS
WHEREAS, the Parties entered into a certain Underwriting Agreement dated as of September 3, 2014 (the “Underwriting Agreement”); and
WHEREAS, the Parties desire to amend the Underwriting Agreement in certain respects.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Schedule I of the Underwriting Agreement is hereby amended to replace the Schedule I therein in its entirety with the Schedule I attached hereto.
2.    All references in the Underwriting Agreement to the “Forward Sale Agreement” shall mean the letter agreement, dated September 3, 2014, between the Company and Deutsche Bank AG, London Branch, relating to the forward sale by the Company of a number of shares of Common Stock equal to the number of Borrowed Initial Shares and Borrowed Option Shares sold by the Forward Seller to the Underwriters pursuant to the Underwriting Agreement, as amended by the first amendment thereto, dated as of September 4, 2014.
3.    Except as expressly amended by the terms of this Amendment, the Underwriting Agreement shall remain in full force and effect in accordance with its terms.
4.    All capitalized terms used in this Amendment and not otherwise defined shall have the definitions ascribed to such terms in the Underwriting Agreement.
5.    References in the Underwriting Agreement to the “Agreement” shall mean the Underwriting Agreement, as amended by this Amendment.
6.    This Amendment may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles.
[Signatures on following page.]

If the foregoing Amendment sets forth the understanding among the Company, the Underwriters, the Forward Seller and the Forward Counterparty, please so indicate in the space provided below for the purpose, whereupon this Amendment shall be binding among the Company, the Underwriters, the Forward Seller and the Forward Counterparty.
Very truly yours,
NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel &
Secretary

DEUTSCHE BANK SECURITIES INC., in its
capacity as the Forward Seller and agent for
Deutsche Bank AG, London Branch

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Managing Director

By:	/s/ John Arnone
Name: John Arone
Title: Managing Director

DEUTSCHE BANK AG, LONDON BRANCH, in
its capacity as Forward Counterparty, solely as the
recipient and/or beneficiary of certain
representations, warranties, covenants and
indemnities set forth in this Agreement

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Attorney in Fact

By:	/s/ John Arnone
Name: John Arnone
Title: Attorney in Fact

Accepted and agreed to as of the date first above written, on behalf of themselves and the several other Underwriters named on Schedule I hereto:

DEUTSCHE BANK SECURITIES INC.

By: /s/ Jeremy Fox
Name: Jeremy Fox
Title: Managing Director

By: /s/ Brad Miller
Name: Brad Miller
Title: Managing Director

UBS SECURITIES LLC

By: /s/ Bethany Ropa
Name: Bethany Ropa
Title: Director

By: /s/ Sebastian Nakab
Name: Sebastian Nakab
Title: Associate Director